UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Avenue

South San Francisco, CA 94080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on a Form 8-K filed with the Securities and Exchange Commission on March 2, 2020 (the “CEO Appointment 8-K”), on February 28, 2020, UNITY Biotechnology, Inc., a Delaware corporation (“UNITY” or the “Company”), appointed Anirvan Ghosh, Ph.D. as the Company’s new Chief Executive Officer (replacing Keith Leonard) and as a Class I director with a term expiring in connection with the 2022 Annual Meeting of Stockholders, in each case, effective as of March 30, 2020. The Company also announced that Mr. Leonard will remain as the Chairman of the Board of UNITY.

On March 30, 2020, the Company entered into an employment agreement with Dr. Ghosh to memorialize the terms of employment previously summarized in the CEO Appointment 8-K (the “CEO Employment Agreement”). The summary of the material terms of Dr. Ghosh’s employment as set forth in the CEO Appointment 8-K is incorporated by reference into the Item 5.02 of this Current Report on Form 8-K. In addition to the terms previously summarized, the CEO Employment Agreement provides for Dr. Ghosh to be paid a monthly housing allowance for the first two years of employment, initially $3,000 per month and decreasing to $2,000 per month after one year. The CEO Employment Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated by reference herein. In addition to the CEO Employment Agreement, the Company also entered into an indemnification agreement with Dr. Ghosh in the form consistent with the Company’s other officers and directors.

In accordance with the CEO Employment Agreement and as a material inducement for Dr. Ghosh to commence employment with UNITY, on March 30, 2020, the Board of Directors (the “Board”) granted to Dr. Ghosh (i) an option (the “Option”) to purchase 800,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $5.95 per share, which is equal to the closing price of a share of the Company’s Common Stock as reported on the Nasdaq Global Select Market on the date of grant, (ii) 30,000 shares of UNITY Common Stock, (iii) 120,000 restricted stock units (the “RSUs”) each of which constitutes the right to receive a share of UNITY common stock upon vesting and (iv) 150,000 performance stock units (the “PSUs”) each of which constitutes the right to receive a share of UNITY common stock upon vesting.  The Option will vest and become exercisable as to 25% of the shares on March 30, 2021 and thereafter as to 1/48th of the shares underlying the Option on a monthly basis, subject to his continued service to UNITY through each date. The RSUs vest on each of the first three anniversaries of March 30, 2020, subject to Dr. Ghosh’s continued service to UNITY through the applicable vesting date. The PSUs granted to Dr. Ghosh vest as to 50,000 PSUs upon the attainment of (a) a volume-weighted average per share closing trading price of UNITY common stock of at least $36.875 over a trailing 30-day period (subject to adjustment for stock splits and the like) or (b) a change in control transaction in which the price per share to the holders of UNITY common stock is at least $36.875 (subject to adjustment for stock splits and the like) and as to 100,000 PSUs (x) at such time as UNITY’s market capitalization reaches at least $2.5 billion, as measured based on the volume weighted average closing trading price over a trailing 30 day period or (y) a change in control transaction in which the consideration paid to UNITY’s stockholders is equal to at least $2.5 billion, as determined by the Board.  The grants made to Dr. Ghosh are subject to partial accelerated vesting upon a change in control and in connection with certain terminations of his employment.

The stock-based awards were granted pursuant to the UNITY Biotechnology, Inc. 2020 Employment Inducement Incentive Award Plan, which was approved by the Board in March 2020 to provide for grants to newly hired employees as a material inducement for them to commence employment with UNITY in accordance with Nasdaq Stock Market Rule 5635(c)(4).

In addition, effective March 30, 2020, the Company and Mr. Leonard modified the terms of his compensation arrangement as Chairman of the Board. Between March 30, 2020 and June 30, 2020, Mr. Leonard will provide transition services to UNITY in exchange for continued vesting of his outstanding equity awards pursuant to their existing terms.  Thereafter, notwithstanding his continued service to the Company as Chairman, Mr. Leonard has agreed to forfeit the unvested portions of his equity awards effective as of June 30, 2020, except for the option granted to Mr. Leonard in January 2017, which will continue to vest in accordance with its terms based on his continued service as Chairman through October 26, 2020. Mr. Leonard will be eligible to participate in the Company’s Non-Employee Director Compensation Program (as amended, the “Non-Employee Director Program”), provided that in lieu of an annual grant pursuant to the Non-Employee Director  Program at the 2020 annual meeting of UNITY’s stockholders, Mr. Leonard will be granted on the date of such meeting an option to purchase 50,000 shares of UNITY common stock with an exercise price per share equal to the closing trading price of UNITY’s common stock on the date of the meeting.  The option will vest in equal monthly installments over the 3-year period immediately following the annual meeting.  Mr. Leonard will also receive an additional annual retainer of $35,000 for his service as Chairman.

Item 8.01	Other Events

On March 30, 2020, UNITY issued a press release announcing Dr. Ghosh’s appointment and the new employment inducement grants made to Dr. Ghosh as Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.Description

10.1Employment Agreement, dated March 30, 2020, by and between Unity Biotechnology, Inc. and Anirvan Ghosh.

99.1Press release dated March 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: March 30, 2020	By:	/s/ Robert C. Goeltz II
Robert C. Goeltz II
Chief Financial Officer